UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2012, Manning & Napier, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. There were 13,583,873 shares of Class A common stock and 1,000 shares of Class B common stock entitled to be voted as of May 10, 2012, the record date for the Annual Meeting. At the Annual Meeting, 13,033,495 shares of Class A common stock, and 1,000 shares of Class B common stock (each share of Class B common stock being entitled to 13,719.7117 votes) were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the five nominees listed below to serve as directors until the 2013 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 916,864 broker non-votes, were as follows:

Director:	Votes For:	Votes Withheld:
William Manning	21,532,426	4,303,916
Patrick Cunningham	21,327,930	4,508,412
B. Reuben Auspitz	21,531,821	4,304,521
Richard M. Hurwitz	25,366,922	469,420
Edward J. Pettinella	25,367,027	469,315

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2012 was approved, with the Company receiving 26,735,307 votes for approval and 12,899 votes against approval, with 5,000 votes abstaining.

•

The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 25,780,812 votes for approval and 45,430 votes against approval, with 10,100 votes abstaining and 916,864 broker non-votes.

•

The non-binding advisory vote regarding the frequency of the advisory vote approving compensation of the Company’s named executive officers received 7,095,858 votes for approval every one year, 9,729 votes for approval every two years and 18,722,640 votes for approval every three years, with 8,115 votes abstaining and 916,864 broker non-votes. Accordingly, the Company’s stockholders approved the every three year option.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 25, 2012	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer